UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2006

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

_____________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05      Costs Associated with Exit or Disposal Activities.

On February 2, 2006, Tredegar Corporation (“Tredegar”) announced that its Tredegar Film Products Corporation subsidiary will close its plant in LaGrange, Georgia. The plant is scheduled to close by May 1, 2006. Tredegar has concluded that this project will result in severance charges arising from the termination of employees and certain asset impairments under generally accepted accounting principles.

On February 2, 2006, Tredegar issued a press release announcing the closing of the LaGrange plant. A copy of the release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference. The release provides additional details regarding the expenses, charges and impairments and the facts and circumstances leading thereto with respect to the transaction described above.

Item 2.06	Material Impairments.

The information required by this item is included in Item 2.05 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated February 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: February 3, 2006	By:	/s/ D. Andrew Edwards
D. Andrew Edwards Vice President, Chief Financial Officer and Treasurer

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